Exhibit 99.1

Ocean Power Technologies Demonstrates Strong Field Performance from DHS Deployment and Advances Operational Scalability

MONROE TOWNSHIP, N.J., June 8, 2026 - Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced successful field performance and power generation from its recently deployed MERROWS™-equipped PowerBuoy® system supporting maritime domain awareness operations for the U.S. Coast Guard off the coast of San Diego.

The deployed system has demonstrated reliable renewable power generation, achieving close to 0.5MWh of energy to date, and sustained operational performance in an active maritime environment, validating OPT’s ability to rapidly deploy and support persistent offshore infrastructure for defense and security applications.

“This deployment represents an important validation of our technology, our operational capabilities, and our ability to deliver mission-critical maritime solutions on accelerated timelines,” said Philipp Stratmann, President and Chief Executive Officer of Ocean Power Technologies. “The system has successfully demonstrated renewable power generation and operational performance in the field, further reinforcing the value of persistent, resident maritime domain awareness capabilities.”

To support continued growth and execution across its expanding portfolio of deployments, OPT is also implementing tools to enhance cross-functional visibility, improve operational decision making, and help scale execution across manufacturing, deployment, logistics, and customer support activities.

Jason Weed, Senior Vice President of Commercial Sales, added, “Customers are increasingly seeking trusted partners that can rapidly deploy and sustain maritime intelligence infrastructure in demanding environments. The successful performance of our DHS deployment, and the integration with Anduril’s Lattice advanced AI -powered control and command system, demonstrate both the maturity of our technology and our readiness to support larger-scale programs.”

The Company expects to continue providing updates as additional PowerBuoy® systems are deployed under its Department of Homeland Security award.

Inducement Grant

In connection with the hiring of Rob O’Malley as U.S. Defense Senior Director of Business Development, and as a material inducement to his employment, OPT’s Compensation Committee approved an inducement award consisting of 65,000 restricted stock units (“RSUs”). The award was granted pursuant to Section 711(a) of the NYSE American Company Guide and was approved in accordance with NYSE American inducement grant rules.

The RSUs will vest over 9 nine months, subject to Mr. O’Malley’s continued employment with the Company through the applicable vesting dates and his achievement of certain performance targets.

Mr. O’Malley joins OPT as U.S. Defense Senior Director of Business Development. With almost two decades of experience in ocean, defense, and autonomous technologies, he will lead the company’s efforts for US focused defense sales within the Department of War.

For additional information about OPT, please visit our website Ocean Power Technologies.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® unmanned surface vessels (USVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey, with an additional office in Richmond, California. To learn more about OPT’s groundbreaking products, services and solutions, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including Mr. O’Malley’s potential success in his role and the continuing success of our DHS buoys, the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com